Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contura Appoints David Stetson as Chief Executive Officer and Member of the Board

BRISTOL, Tenn., July 29, 2019 – Contura Energy, Inc. (NYSE: CTRA), a leading U.S. coal supplier, today announced that its board of directors has unanimously appointed David J. Stetson as the company’s new chief executive officer and as a member of the board, effective July 29, 2019. Mr. Stetson previously served on Contura’s board of directors from November 2018 through April 2019.

“Since we began this search process, our board has focused on identifying a candidate with the right mix of coal market acumen, robust executive experience, strategic ability, and natural leadership talent to create value for Contura’s shareholders,” said board chairman, Neale Trangucci. “David exemplifies these qualities and, combined with his existing familiarity with many of Contura’s operational assets, will no doubt hit the ground running in leading Contura forward.”

Mr. Stetson brings extensive and diverse industry experience to the role, having most recently served as chairman of the board of directors and chief executive officer of both ANR, Inc. and Alpha Natural Resources Holdings, Inc. (together, Alpha) from July 2016 until Alpha’s merger with Contura in November 2018. Prior to leading Alpha, Mr. Stetson held a number of executive leadership positions with various energy companies including Trinity Coal Corporation, American Resources Offshore, Inc., Lexington Coal Company, and Lipari Energy Inc. Mr. Stetson earned a bachelor of science degree from Murray State University, a juris doctor degree from the Brandeis School of Law at the University of Louisville, and a master of business administration degree from the University of Notre Dame.

"I welcome the opportunity to lead Contura into the future, and I look forward to working alongside its talented management team for the benefit of our many diverse stakeholders,” said Mr. Stetson. “With its high-quality assets, strong customer relationships, and some of the most experienced, hardest working miners in the coal industry, I believe Contura is well positioned for success.”

As previously announced, when Contura’s prior chief executive officer departed the company in May 2019 to pursue an opportunity outside of the coal industry, Andy Eidson, Contura’s executive vice president and chief financial officer, and Mark Manno, Contura’s executive vice president, chief administrative and legal officer and secretary, were appointed as interim co-chief executive officers while the board conducted its search for Contura’s permanent CEO. Concurrent with Mr. Stetson’s appointment, Mr. Eidson and Mr. Manno will return to their prior roles with the company.

ABOUT CONTURA ENERGY

Contura Energy (NYSE: CTRA) is a Tennessee-based coal supplier with affiliate mining operations across major coal basins in Pennsylvania, Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Contura Energy reliably supplies both metallurgical coal to produce steel and thermal coal to generate power. For more information, visit www.conturaenergy.com.

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements. These forward-looking statements are based on Contura's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Contura’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Contura to predict these events or how they may affect Contura. Except as required by law, Contura has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur.

INVESTOR CONTACT

investorrelations@conturaenergy.com

Alex Rotonen, CFA

423.573.0396

MEDIA CONTACTS

corporatecommunications@conturaenergy.coma

Rick Axthelm

423.573.0304

Emily O’Quinn

423.573.0369

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